Exhibit 10.1
FIFTH AMENDMENT TO THE
FOURTH AMENDED AND RESTATED AGREEMENT OF
LIMITED PARTNERSHIP OF AIMCO PROPERTIES, L.P.
     This FIFTH AMENDMENT TO THE FOURTH AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP OF AIMCO PROPERTIES, L.P., dated as of August 24, 2011 (this “Amendment”), is being executed by AIMCO-GP, Inc., a Delaware corporation (the “General Partner”), as the general partner of AIMCO Properties, L.P., a Delaware limited partnership (the “Partnership”), pursuant to the authority conferred on the General Partner by Section 7.3.C(7) of the Fourth Amended and Restated Agreement of Limited Partnership of AIMCO Properties, L.P., dated as of July 29, 1994 and restated as of February 28, 2007, as amended and/or supplemented from time to time (including all the exhibits thereto, the “Agreement”). Capitalized terms used, but not otherwise defined herein, shall have the respective meanings ascribed thereto in the Agreement.
     WHEREAS, pursuant to Section 4.2.A of the Agreement, the General Partner (i) is authorized to cause the Partnership to issue additional Partnership Preferred Units, for any Partnership purpose, at any time or from time to time, to the Partners or to other Persons, for such consideration and on such terms and conditions as shall be established by the General Partner in its sole and absolute discretion, and (ii) is authorized to determine the designations, preferences and relative, participating, optional or other special rights, powers and duties of Partnership Preferred Units.
     NOW, THEREFORE, in consideration of the foregoing, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
     1. Pursuant to the authority expressly vested in the General Partner of the Partnership, the Board of Directors of the General Partner, by duly adopted resolutions, has authorized the issuance of up to an additional aggregate of 4,000,000 Class Z Partnership Preferred Units (the “Additional Units”).
     2. Section 1 of the Partnership Unit Designation of the Class Z Partnership Preferred Units of AIMCO Properties, L.P., attached as Exhibit X to the Agreement (the “Partnership Unit Designation”), is hereby amended to delete “800,000” and insert, in lieu thereof, “4,800,000.”
     3. Except as specifically amended hereby, the terms, covenants, provisions and conditions of the Agreement shall remain unmodified and continue in full force and effect and, except as amended hereby, all of the terms, covenants, provisions and conditions of the Agreement are hereby ratified and confirmed in all respects.
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     IN WITNESS WHEREOF, this Amendment has been executed as of the date first written above.

GENERAL PARTNER: AIMCO-GP, INC.
By:	/s/ Ernest M. Freedman
	Name:	Ernest M. Freedman
	Title:	Executive Vice President and Chief Financial Officer